EXHIBIT 32.1

Certification of Chief Executive Officer
Pursuant to 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code, I, Robert D. Parks, the Chief Executive Officer of Inland Retail Real Estate Trust, Inc. (the "Company"), hereby certify that:

(1)

The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ROBERT D. PARKS

By:	Robert D. Parks
Chief Executive Officer
Date: May 7, 2004